Exhibit 99.1
Cornerstone Therapeutics Signs Definitive Asset Purchase Agreement to Acquire Commercial Rights to
the Antibiotic Factive®
Cary, N.C., July 13, 2009 — Cornerstone Therapeutics Inc. (Nasdaq CM: CRTX), a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets, today announced that it has signed a definitive asset purchase agreement with Oscient Pharmaceuticals Corporation (Nasdaq CM: OSCI) to acquire the commercial rights to the antibiotic Factive® (gemifloxacin mesylate) in North America and certain countries in Europe. The completion of the acquisition is subject to customary closing conditions, approval of the United States Bankruptcy Court for the District of Massachusetts, where Oscient filed its voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on July 13, 2009 and the conduct of a Bankruptcy Court supervised auction process in which Oscient will seek competing bids to achieve the highest price possible for the Factive assets. Pursuant to the agreement, it is anticipated that the auction process will be completed and the Bankruptcy Court will render its decision within the next sixty days.
Factive is a fluoroquinolone antibiotic approved for the treatment of acute bacterial exacerbations of chronic bronchitis (ABECB) and community-acquired pneumonia of mild to moderate severity (CAP). According to Wolters Kluwer Health, a third-party provider of prescription data, in 2008, the U.S. oral solid fluoroquinolone market generated approximately 39 million prescriptions. According to a Datamonitor report, there is an increased trend in prescribing the fluoroquinolone class, even as first line empiric treatment, due to the atypical strains associated with ABECB and CAP. Factive was launched in the U.S. in September of 2004 and is the only fluoroquinolone approved in the U.S. for the five-day treatment of both ABECB and CAP. Approximately 1.1 million prescriptions have been dispensed for Factive since its launch. In 2008, Factive generated approximately $16 million in net revenues. Factive has composition of matter patent protection which extends into 2018, longer than the composition of matter patent protection for any currently marketed fluoroquinolone or other antibiotic widely used to treat respiratory tract infections.
“This transaction is reflective of our strategy to acquire, develop and commercialize prescription products for the respiratory market,” said Craig Collard, President and CEO of Cornerstone. “Factive is a high-quality, patent-protected product with strong brand recognition. We believe that this product fits well within our existing portfolio and that our respiratory-focused sales force will be able to drive prescription growth of Factive in the U.S. market. Moreover, we remain positioned to evaluate additional drugs to add to our growing portfolio of products.”
It is estimated that chronic bronchitis affects approximately 9 million adults in the U.S. Patients with chronic bronchitis are prone to frequent exacerbations, characterized by increased cough and other symptoms of respiratory distress. Longitudinal studies have estimated that 1 to 4 exacerbations occur each year in patients with chronic bronchitis. Exacerbations are estimated to account for approximately 12 million physician visits per year in the U.S. Antibiotic therapy, the standard treatment for ABECB, is typically effective in reducing the course of illness for patients. Fluoroquinolones are frequently used to treat ABECB due to their activity versus Haemophilus influenzae and Moraxella catarrhalis, two of the most common causes of these infections.
Of the estimated 4 to 5 million cases per year of CAP, nearly 1 million cases occur in patients over the age of 65. CAP cases result in approximately 10 million physician visits and as many as 1 million hospitalizations annually. Antibiotics are the mainstay of treatment for most patients with pneumonia. Over the last decade, though, resistance to penicillins and macrolides has increased significantly, and in many cases, fluoroquinolones are now recommended as a first line of therapy due to their efficacy against a wide range of respiratory pathogens, including many antibiotic resistant strains. The most recent treatment guidelines from the Infectious Diseases Society of America and the American Thoracic Society recommend fluoroquinolones as a first-line treatment for certain higher-risk patients with CAP.

About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (Nasdaq CM: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians and key retail pharmacies with its specialty sales force. The Company also has a late-stage clinical pipeline with five regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales force, which is focused on the respiratory and related markets; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.
Safe Harbor Statement
Statements in this press release regarding the proposed transaction with Oscient; the benefits of the proposed transaction; the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to the ability to complete and the expected timeline for completing the transaction with Oscient; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products, including difficulties relating to the manufacture of Zyflo CR® tablets; the possibility that the Food and Drug Administration (the FDA) will take enforcement action against us or one or more of our marketed drugs that do not have FDA-approved marketing applications; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products that do have FDA-approved marketing applications; our ability to enter into additional strategic licensing, collaboration or co-promotion transactions on favorable terms, if at all; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates; and the other factors described in Item 1A (Risk Factors) of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the SEC) on May 7, 2009 and other filings that we make with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make, except that in particular circumstances as specifically indicated we may address the potential impact of our proposed transaction with Chiesi Farmaceutici SpA. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Zyflo CR® is a registered trademark of Cornerstone Therapeutics Inc. Factive® is a registered trademark of LG Life Sciences Ltd.
Investor Relations Contacts:
FD
Evan Smith/Brian Ritchie
212-850-5600
evan.smith@fd.com/brian.ritchie@fd.com
Media Relations Contact:
FD
Robert Stanislaro
212-850-5600
robert.stanislaro@fd.com

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